Exhibit 99.1

Mace Security International Announces Conference Call Time & Date for Its Fourth Quarter & Year End 2007 Financial Results

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Mace Security International, Inc. ("Mace" or the “Company”) (Nasdaq:MACE) today announced the conference call time and date for its fourth quarter and year end 2007 financial results.

As previously announced, Mace will conduct a conference call on Tuesday, April 8, 2008 at 11:00 AM EDT. The conference call number is (888) 751-6352 and the international conference call in number is (706) 902-1438, conference ID: 41237385. There will be access to a tape recording of the teleconference by calling (800) 642-1687 and entering the conference ID: 41237385. This will be available after the teleconference from 6:00 PM EDT, Tuesday, April 8, 2008 through 6:00 PM EDT, Friday, April 18, 2008. In addition, a live web cast of the conference call will be available online at www.mace.com. A recording of the teleconference will also be available on the Company’s website through April 18, 2008.

During the conference call, management will conduct a presentation. The presentation will be available for download on the Company’s web site, www.mace.com, on Tuesday morning, April 8, 2008.

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace®. The Company also operates a Digital Media Marketing and E-Commerce business. In addition, Mace owns and operates car washes, and has previously announced that it is exiting this segment of its business. The Company’s remaining car washes for sale are located in Texas. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace’s financial performance and could cause Mace’s actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

CONTACT:
Mace Security International, Inc.
Eduardo Nieves, Jr., Investor Relations
954-449-1313
www.mace.com